Exhibit 99.1

National Bank Holdings Corporation Announces

First Quarter 2025 Financial Results

NYSE Ticker: NBHC

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (the “Company”) reported:

	For the quarter(1)			For the quarter - adjusted(1)(2)
	1Q25	4Q24	1Q24	1Q25	4Q24	1Q24
Net income ($000's)	$24,231	$28,184	$31,391	$24,231	$33,232	$31,391
Earnings per share - diluted	$0.63	$0.73	$0.82	$0.63	$0.86	$0.82
Return on average assets	0.99%	1.13%	1.28%	0.99%	1.33%	1.28%
Return on average tangible assets(2)	1.09%	1.23%	1.39%	1.09%	1.44%	1.39%
Return on average equity	7.42%	8.59%	10.30%	7.42%	10.13%	10.30%
Return on average tangible common equity(2)	10.64%	12.31%	15.14%	10.64%	14.40%	15.14%

(1)	Ratios are annualized.
(2)	See non-GAAP reconciliations starting on page 13.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered quarterly net income of $24.2 million and $0.63 of earnings per diluted share. The quarter’s results were negatively impacted by elevated provision primarily resulting from a loan charge-off involving suspected fraud by the borrower. Removing the impact of the fraud-related charge-off and a payroll tax credit benefit included in the quarter, earnings per share would have exceeded analysts’ median estimate for the quarter. It’s noteworthy that we delivered a return on tangible assets of 1.1% even in light of the charge-off. Further, past dues and non-performing loan ratios improved during the quarter.  With a solid net interest margin of 3.93%, we drove 3.4% growth in our fully taxable equivalent net interest income over the same period last year.”

Mr. Laney added, “Our commitment to serve our clients, coupled with building a fortress balance sheet with strong capital, liquidity, and diversified sources of funding has led us to be recognized by Forbes as one of the best banks in the United States. Our Common Equity Tier 1 capital ratio totaled 13.6% and tangible book value per share grew $0.66 during the quarter to $25.94 per share. We have built our Bank to withstand uncertain and volatile times, and we continue to make meaningful investments in technology and drive shareholders returns.”

First Quarter 2025 Results

(All comparisons refer to the fourth quarter of 2024, except as noted)

Net income totaled $24.2 million or $0.63 per diluted share, compared to $28.2 million or $0.73 per diluted share.  The first quarter’s results were impacted by $10.2 million of provision expense recorded primarily to cover a charge-off on one credit driven by suspected fraudulent activity by the borrower. The return on average tangible assets totaled 1.09%, compared to 1.23%, and the return on average tangible common equity totaled 10.64%, compared to 12.31%.

Net Interest Income

Fully taxable equivalent net interest income totaled $88.6 million, compared to $92.0 million, decreasing $3.4 million due to two fewer business days in the first quarter and a decrease of $37.9 million in average earning assets. The fully taxable equivalent net interest margin narrowed six basis points to 3.93%, driven by a 13 basis point decrease in earning asset yields, partially offset by an eight basis point improvement in the cost of funds.

Loans

Loans totaled $7.6 billion at March 31, 2025, compared to $7.8 billion. We generated quarterly loan fundings of $255.7 million, led by commercial loan fundings of $160.2 million. The first quarter weighted average rate on new loans at the time of origination was 7.3%, compared to the quarter’s weighted average yield of 6.4% on our loan portfolio.

Asset Quality and Provision for Credit Losses

The Company recorded $10.2 million of provision expense for credit losses during the first quarter, compared to $2.0 million. The current quarter’s provision expense was recorded primarily to cover the charge-off on one credit driven by suspected fraudulent activity by the borrower. Annualized net charge-offs totaled 0.80% of average total loans, compared to 0.11%. Non-performing loans decreased one basis point to 0.45% of total loans at March 31, 2025, and non-performing assets decreased one basis point to 0.46% of total loans and OREO at March 31, 2025. The allowance for credit losses as a percentage of loans totaled 1.18% at March 31, 2025, compared to 1.22% at December 31, 2024.

Deposits

Average total deposits decreased $111.6 million to $8.3 billion during the first quarter 2025, and average transaction deposits (defined as total deposits less time deposits) decreased $113.1 million to $7.2 billion. Transaction deposits on a spot basis grew $147.7 million to $7.4 billion at March 31, 2025. The loan to deposit ratio totaled 90.8% at March 31, 2025, compared to 94.1%. The mix of transaction deposits to total deposits was 87.4% at March 31, 2025, compared to 87.6%.

Non-Interest Income

Non-interest income totaled $15.4 million during the first quarter, compared to $11.1 million. Included in the prior quarter was $6.6 million of non-recurring loss on investment security sales. Mortgage banking income increased $1.0 million, compared to the prior quarter.  Service charges and bank card fees decreased $0.7 million due to seasonality, and other non-interest income was $2.6 million lower due to lower SBA gains on sale and swap fee activity during the first quarter.

Non-Interest Expense

Non-interest expense decreased $2.5 million to $62.0 million during the first quarter. Salaries and benefits decreased $1.1 million primarily due to payroll tax credits realized in the first quarter. Data processing decreased $0.5 million, and professional services expense decreased $0.2 million driven by our continued disciplined expense management. Included within other non-interest expense in the prior quarter was $1.2 million of banking center consolidation-related expense. The fully taxable equivalent efficiency ratio was 57.7% at March 31, 2025, compared to 57.0%, excluding other intangible assets amortization and the prior quarter’s non-recurring loss on investment security sales.

Income tax expense decreased $0.9 million to $5.6 million, due to the first quarter’s lower pre-tax income. The effective tax rate was 18.8% for the first quarter, consistent with the prior quarter.

Capital

Capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. The tier 1 leverage ratio totaled 10.89%, and the common equity tier 1 capital ratio totaled 13.61% at March 31, 2025. Shareholders’ equity increased $24.2 million to $1.3 billion at March 31, 2025, primarily driven by $13.1 million of growth in retained earnings from net income after covering the quarter’s dividend, and a $10.0 million improvement in accumulated other comprehensive loss due to changes in the interest rate environment.

Common book value per share increased $0.61 to $34.90 at March 31, 2025. Tangible common book value per share increased $0.66 to $25.94 driven by the quarter’s earnings after covering the quarterly dividend, and a $0.26 improvement in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the first quarter of 2024, except as noted)

Net income totaled $24.2 million, or $0.63 per diluted share, compared to net income of $31.4 million, or $0.82 per diluted share in the same period prior year. The decrease compared to the prior year was largely driven by higher provision expense of $10.2 million. Fully taxable equivalent pre-provision net revenue increased $1.4 million to $42.0 million. The return on average tangible assets totaled 1.09%, compared to 1.39%, and the return on average tangible common equity was 10.64%, compared to 15.14%.

Fully taxable equivalent net interest income increased $2.9 million to $88.6 million. Average earning assets increased $12.6 million, including average loan growth of $29.3 million and average investment securities growth of $22.6 million. The fully taxable equivalent net interest margin widened 15 basis points to 3.93%, as an 18 basis point decrease in the cost of funds outpaced a three basis point decrease in earning asset yields. Average interest bearing liabilities increased $35.8 million due to higher average deposit balances, and the cost of funds totaled 2.07%, compared to 2.25% in the same period prior year.

Loans outstanding totaled $7.6 billion as of March 31, 2025, increasing $77.2 million or 1.0%. New loan fundings over the trailing twelve months totaled $1.6 billion, led by commercial fundings of $1.1 billion.

The Company recorded $10.2 million of provision expense for credit losses, compared to no provision expense for credit losses in the first quarter of 2024. The current quarter’s provision expense was recorded primarily to cover the charge-off on one credit driven by suspected fraudulent activity by the borrower. Annualized net charge-offs totaled 0.80% of average total loans, compared to minimal net charge-offs in the same period prior year. Non-performing loans decreased two basis points to 0.45% of total loans at March 31, 2025, and non-performing assets decreased seven basis points to 0.46% of total loans and OREO at March 31, 2025. The allowance for credit losses as a percentage of loans totaled 1.18% at March 31, 2025, compared to 1.29% at March 31, 2024.

Average total deposits increased $41.5 million or 0.5% to $8.3 billion, and average transaction deposits decreased $4.5 million. The mix of transaction deposits to total deposits was 87.4% at March 31, 2025, compared to 88.3%.

Non-interest income totaled $15.4 million, compared to $17.7 million, decreasing primarily due to $2.3 million lower other non-interest income driven by timing of SBA loan gain on sales and swap fee income activity, and a $0.6 million gain from the sale of a banking center building included in the first quarter of 2024.

Non-interest expense decreased $0.8 million to $62.0 million. Salaries and benefits decreased $2.2 million primarily due to payroll tax credits realized during the first quarter 2025, which was partially offset by increases in data processing and occupancy and equipment, driven by investments in technology.

Income tax expense totaled $5.6 million, a decrease of $1.9 million, driven by lower pre-tax income. The effective tax rate was 18.8%, compared to 19.3% in the first quarter of 2024.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, April 23, 2025. Interested parties may listen to this call by dialing (877) 400-0505 using the participant passcode of 7036929 and asking for the NBHC Q1 2025 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 90 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “adjusted return on average assets,” “tangible assets,” “return on average tangible assets,” “adjusted return on average equity,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common equity to tangible assets,” “non-interest expense excluding other intangible assets amortization,” “non-interest income adjusted for the loss on security sales,” “efficiency ratio excluding other intangible assets amortization, adjusted for the loss on security sales,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income excluding the impact of other intangible assets amortization expense, adjusted for the loss on security sales, after tax,” “net income adjusted for the loss on security sales, after tax,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue, adjusted for the loss on security sales,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not discuss historical facts but instead relate to expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend,” “goal,” “focus,” “maintains,” “future,” “ultimately, ” “likely,” “anticipate,” “ensure,” “strategy,” “objective,” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties. We have based these statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, liquidity, results of operations, business strategy and growth prospects. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements and, therefore, you are cautioned not to place undue reliance on such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: business and economic conditions along with external events both generally and in the financial services industry; susceptibility to credit risk and fluctuations in the value of real estate and other collateral securing a significant portion of our loan portfolio, including with regards to real estate acquired through foreclosure, and the accuracy of appraisals related to such real estate; the allowance for credit losses and fair value adjustments may be insufficient to absorb losses in our loan portfolio; our ability to maintain sufficient liquidity to meet the requirements of deposit withdrawals and other business needs; changes impacting monetary supply and the businesses of our clients and counterparties, including levels of market interest rates, inflation, currency values, monetary and fiscal policies, and the volatility of trading markets; changes in the fair value of our investment securities and the ability of companies in which we invest to commercialize their technology or product concepts; the loss of certain executive officers and key personnel; any service interruptions, cyber incidents or other breaches relating to our technology systems, security systems or infrastructure or those of our third-party providers; the occurrence of fraud or other financial crimes within our business; competition from other financial institutions and financial services providers and the effects of disintermediation within the banking business including consolidation within the industry; changes to federal government lending programs like the Small Business Administration’s Preferred Lender Program and the Federal Housing Administration’s insurance programs, including the impact of a government shutdown on such programs; impairment of our mortgage servicing rights, disruption in the secondary market for mortgage loans, declines in real estate values, or being required to repurchase mortgage loans or reimburse investors; developments in technology, such as artificial intelligence, the success of our digital growth strategy, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our clients’ expectations for convenience and security; our ability to execute our organic growth and acquisition strategies; the accuracy of projected operating results for assets and businesses we acquire as well as our ability to drive organic loan growth to replace loans in our existing portfolio with comparable loans as loans are paid down; changes to federal, state and local laws and regulations along with executive orders applicable to our business, including tax laws; our ability to comply with and manage costs related to extensive government regulation and supervision, including current and future regulations affecting bank holding companies and depository institutions; the application of any increased assessment rates imposed by the Federal Deposit Insurance Corporation (“FDIC”); claims or legal action brought against us by third parties or government agencies; and other factors, risks, trends and uncertainties described elsewhere in our other filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements are made as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts:

Analysts/Institutional Investors:

Emily Gooden, Chief Accounting Officer and Investor Relations Director, (720) 554-6640, ir@nationalbankholdings.com

Nicole Van Denabeele, Chief Financial Officer, (720) 529-3370, ir@nationalbankholdings.com

Media:

Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Total interest and dividend income	$129,963	$136,086	$131,732
Total interest expense	43,272	45,955	47,702
Net interest income	86,691	90,131	84,030
Taxable equivalent adjustment	1,910	1,874	1,692
Net interest income FTE(1)	88,601	92,005	85,722
Provision expense for credit losses	10,200	1,979	—
Net interest income after provision for credit losses FTE(1)	78,401	90,026	85,722
Non-interest income:
Service charges	4,118	4,359	4,391
Bank card fees	4,194	4,671	4,578
Mortgage banking income	3,315	2,296	2,655
Other non-interest income	3,749	6,375	6,070
Loss on security sales	—	(6,582)	—
Total non-interest income	15,376	11,119	17,694
Non-interest expense:
Salaries and benefits	34,362	35,459	36,520
Occupancy and equipment	10,837	10,193	9,941
Professional fees	1,423	1,599	1,646
Data processing	4,401	4,900	4,066
Other non-interest expense	9,017	10,418	8,653
Other intangible assets amortization	1,977	1,977	2,008
Total non-interest expense	62,017	64,546	62,834

Income before income taxes FTE(1)	31,760	36,599	40,582
Taxable equivalent adjustment	1,910	1,874	1,692
Income before income taxes	29,850	34,725	38,890
Income tax expense	5,619	6,541	7,499
Net income	$24,231	$28,184	$31,391
Earnings per share - basic	$0.63	$0.73	$0.82
Earnings per share - diluted	0.63	0.73	0.82
Common stock dividend	0.29	0.29	0.27

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2025	December 31, 2024	March 31, 2024
ASSETS
Cash and cash equivalents	$246,298	$127,848	$292,931
Investment securities available-for-sale	634,376	527,547	685,666
Investment securities held-to-maturity	706,912	533,108	570,850
Non-marketable securities	76,203	76,462	73,439
Loans	7,646,296	7,751,143	7,569,052
Allowance for credit losses	(90,192)	(94,455)	(97,607)
Loans, net	7,556,104	7,656,688	7,471,445
Loans held for sale	11,885	24,495	14,065
Other real estate owned	615	662	4,064
Premises and equipment, net	204,567	196,773	168,956
Goodwill	306,043	306,043	306,043
Intangible assets, net	54,489	58,432	64,212
Other assets	301,378	299,635	315,805
Total assets	$10,098,870	$9,807,693	$9,967,476
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,215,313	$2,213,685	$2,292,917
Interest bearing demand deposits	1,337,905	1,411,860	1,427,856
Savings and money market	3,812,312	3,592,312	3,801,013
Total transaction deposits	7,365,530	7,217,857	7,521,786
Time deposits	1,058,677	1,020,036	995,976
Total deposits	8,424,207	8,237,893	8,517,762
Securities sold under agreements to repurchase	20,749	18,895	19,577
Long-term debt	54,588	54,511	54,278
Federal Home Loan Bank advances	80,000	50,000	—
Other liabilities	190,018	141,319	144,029
Total liabilities	8,769,562	8,502,618	8,735,646
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,168,433	1,167,431	1,163,773
Retained earnings	521,939	508,864	454,211
Treasury stock	(301,531)	(301,694)	(306,460)
Accumulated other comprehensive loss, net of tax	(60,048)	(70,041)	(80,209)
Total shareholders' equity	1,329,308	1,305,075	1,231,830
Total liabilities and shareholders' equity	$10,098,870	$9,807,693	$9,967,476
SHARE DATA
Average basic shares outstanding	38,068,455	38,327,964	38,031,358
Average diluted shares outstanding	38,229,869	38,565,164	38,188,480
Ending shares outstanding	38,094,105	38,054,482	37,806,148
Common book value per share	$34.90	$34.29	$32.58
Tangible common book value per share(1) (non-GAAP)	25.94	25.28	23.32
CAPITAL RATIOS
Average equity to average assets	13.35%	13.10%	12.40%
Tangible common equity to tangible assets(1)	10.13%	10.16%	9.17%
Tier 1 leverage ratio	10.89%	10.69%	9.99%
Common equity tier 1 risk-based capital ratio	13.61%	13.20%	12.35%
Tier 1 risk-based capital ratio	13.61%	13.20%	12.35%
Total risk-based capital ratio	15.49%	15.11%	14.30%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			March 31, 2025		March 31, 2025
			vs. December 31, 2024		vs. March 31, 2024
	March 31, 2025	December 31, 2024	% Change	March 31, 2024	% Change
Originated:
Commercial:
Commercial and industrial	$1,871,301	$1,881,570	(0.5)%	$1,777,328	5.3%
Municipal and non-profit	1,116,724	1,106,865	0.9%	1,062,287	5.1%
Owner-occupied commercial real estate	1,026,692	1,048,481	(2.1)%	875,303	17.3%
Food and agribusiness	251,120	266,332	(5.7)%	241,654	3.9%
Total commercial	4,265,837	4,303,248	(0.9)%	3,956,572	7.8%
Commercial real estate non-owner occupied	1,136,176	1,123,718	1.1%	1,092,780	4.0%
Residential real estate	915,139	922,328	(0.8)%	923,103	(0.9)%
Consumer	11,955	12,773	(6.4)%	14,936	(20.0)%
Total originated	6,329,107	6,362,067	(0.5)%	5,987,391	5.7%

Acquired:
Commercial:
Commercial and industrial	105,493	114,255	(7.7)%	132,532	(20.4)%
Municipal and non-profit	271	277	(2.2)%	294	(7.8)%
Owner-occupied commercial real estate	198,339	215,663	(8.0)%	234,486	(15.4)%
Food and agribusiness	33,831	36,987	(8.5)%	57,896	(41.6)%
Total commercial	337,934	367,182	(8.0)%	425,208	(20.5)%
Commercial real estate non-owner occupied	659,680	688,620	(4.2)%	767,419	(14.0)%
Residential real estate	318,510	331,510	(3.9)%	387,101	(17.7)%
Consumer	1,065	1,764	(39.6)%	1,933	(44.9)%
Total acquired	1,317,189	1,389,076	(5.2)%	1,581,661	(16.7)%
Total loans	$7,646,296	$7,751,143	(1.4)%	$7,569,052	1.0%

Loan Fundings(1)

	First quarter	Fourth quarter	Third quarter	Second quarter	First quarter
	2025	2024	2024	2024	2024
Commercial:
Commercial and industrial	$108,594	$146,600	$93,711	$241,910	$53,978
Municipal and non-profit	12,506	49,175	35,677	28,785	14,564
Owner occupied commercial real estate	37,762	117,850	70,517	102,615	35,128
Food and agribusiness	1,338	15,796	19,205	11,040	(7,204)
Total commercial	160,200	329,421	219,110	384,350	96,466
Commercial real estate non-owner occupied	65,254	119,132	91,809	83,184	73,789
Residential real estate	29,300	30,750	47,322	36,124	29,468
Consumer	970	726	1,010	1,547	234
Total	$255,724	$480,029	$359,251	$505,205	$199,957

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $21,752, $64,375, $16,302, $19,281 and ($59,523) for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$6,335,931	$102,221	6.54%	$6,368,697	$107,400	6.71%	$6,046,849	$100,914	6.71%
Acquired loans	1,351,726	19,547	5.86%	1,425,344	22,253	6.21%	1,611,521	24,289	6.06%
Loans held for sale	19,756	349	7.16%	20,196	320	6.30%	12,017	225	7.53%
Investment securities available-for-sale	716,938	4,617	2.58%	735,977	3,196	1.74%	751,168	4,103	2.18%
Investment securities held-to-maturity	635,961	4,120	2.59%	537,970	3,887	2.89%	579,160	2,514	1.74%
Other securities	31,386	480	6.12%	29,256	434	5.93%	35,036	616	7.03%
Interest earning deposits	48,206	539	4.53%	60,400	470	3.10%	91,579	763	3.35%
Total interest earning assets FTE(2)	$9,139,904	$131,873	5.85%	$9,177,840	$137,960	5.98%	$9,127,330	$133,424	5.88%
Cash and due from banks	$77,237			$81,371			$102,583
Other assets	794,374			793,734			756,230
Allowance for credit losses	(95,492)			(95,750)			(97,882)
Total assets	$9,916,023			$9,957,195			$9,888,261
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$5,027,052	$32,511	2.62%	$5,087,799	$35,443	2.77%	$4,947,811	$36,413	2.96%
Time deposits	1,035,983	8,756	3.43%	1,034,560	9,169	3.53%	990,041	7,584	3.08%
Federal Home Loan Bank advances	107,151	1,105	4.18%	66,428	820	4.91%	228,236	3,181	5.61%
Other borrowings(3)	50,277	382	3.08%	18,374	5	0.11%	18,929	6	0.13%
Long-term debt	54,539	518	3.85%	54,464	518	3.78%	54,229	518	3.84%
Total interest bearing liabilities	$6,275,002	$43,272	2.80%	$6,261,625	$45,955	2.92%	$6,239,246	$47,702	3.07%
Demand deposits	$2,197,300			$2,249,614			$2,280,997
Other liabilities	119,806			141,327			141,735
Total liabilities	8,592,108			8,652,566			8,661,978
Shareholders' equity	1,323,915			1,304,629			1,226,283
Total liabilities and shareholders' equity	$9,916,023			$9,957,195			$9,888,261
Net interest income FTE(2)		$88,601			$92,005			$85,722
Interest rate spread FTE(2)			3.05%			3.06%			2.81%
Net interest earning assets	$2,864,902			$2,916,215			$2,888,084
Net interest margin FTE(2)			3.93%			3.99%			3.78%
Average transaction deposits	$7,224,352			$7,337,413			$7,228,808
Average total deposits	8,260,335			8,371,973			8,218,849
Ratio of average interest earning assets to average interest bearing liabilities	145.66%			146.57%			146.29%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,910, $1,874 and $1,692 for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

(3)	Other borrowings includes securities sold under agreements to repurchase and cash collateral received from counterparties in connection with derivative swap agreements.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
Beginning allowance for credit losses	$94,455	$95,047	$97,947
Charge-offs	(15,251)	(2,391)	(278)
Recoveries	138	175	188
Provision expense (release) for credit losses	10,850	1,624	(250)
Ending allowance for credit losses ("ACL")	$90,192	$94,455	$97,607
Ratio of annualized net charge-offs to average total loans during the period	0.80%	0.11%	0.00%
Ratio of ACL to total loans outstanding at period end	1.18%	1.22%	1.29%
Ratio of ACL to total non-performing loans at period end	260.52%	262.42%	272.52%
Total loans	$7,646,296	$7,751,143	$7,569,052
Average total loans during the period	7,660,974	7,772,712	7,632,635
Total non-performing loans	34,620	35,994	35,817

Past Due and Non-accrual Loans

	March 31, 2025	December 31, 2024	March 31, 2024
Loans 30-89 days past due and still accruing interest	$17,003	$23,164	$3,495
Loans 90 days past due and still accruing interest	1,012	14,940	1
Non-accrual loans	34,620	35,994	35,817
Total past due and non-accrual loans	$52,635	$74,098	$39,313
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.47%	0.66%	0.47%

Asset Quality Data

	March 31, 2025	December 31, 2024	March 31, 2024
Non-performing loans	$34,620	$35,994	$35,817
OREO	615	662	4,064
Total non-performing assets	$35,235	$36,656	$39,881
Total non-performing loans to total loans	0.45%	0.46%	0.47%
Total non-performing assets to total loans and OREO	0.46%	0.47%	0.53%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Return on average assets	0.99%	1.13%	1.28%
Return on average tangible assets(2)	1.09%	1.23%	1.39%
Return on average tangible assets, adjusted(2)	1.09%	1.44%	1.39%
Return on average equity	7.42%	8.59%	10.30%
Return on average tangible common equity(2)	10.64%	12.31%	15.14%
Return on average tangible common equity, adjusted(2)	10.64%	14.40%	15.14%
Loan to deposit ratio (end of period)	90.77%	94.09%	88.86%
Non-interest bearing deposits to total deposits (end of period)	26.30%	26.87%	26.92%
Net interest margin(3)	3.85%	3.91%	3.70%
Net interest margin FTE(2)(3)	3.93%	3.99%	3.78%
Interest rate spread FTE(2)(4)	3.05%	3.06%	2.81%
Yield on earning assets(5)	5.77%	5.90%	5.80%
Yield on earning assets FTE(2)(5)	5.85%	5.98%	5.88%
Cost of funds	2.07%	2.15%	2.25%
Cost of deposits	2.03%	2.12%	2.15%
Non-interest income to total revenue FTE(6)	14.79%	10.78%	17.11%
Efficiency ratio	60.76%	63.75%	61.77%
Efficiency ratio excluding other intangible assets amortization FTE, adjusted (2)	57.74%	57.03%	58.82%
Pre-provision net revenue	$40,050	$36,704	$38,890
Pre-provision net revenue FTE(2)	41,960	38,578	40,582
Pre-provision net revenue FTE, adjusted(2)	41,960	45,160	40,582

Total Loans Asset Quality Data(7)(8)
Non-performing loans to total loans	0.45%	0.46%	0.47%
Non-performing assets to total loans and OREO	0.46%	0.47%	0.53%
Allowance for credit losses to total loans	1.18%	1.22%	1.29%
Allowance for credit losses to non-performing loans	260.52%	262.42%	272.52%
Net charge-offs to average loans	0.80%	0.11%	0.00%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)

Interest rate spread represents the difference between the weighted average yield on interest earning assets, including FTE income, and the weighted average cost of interest bearing liabilities. Ratio represents a non-GAAP financial measure.

(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-interest income to total revenue represents non-interest income divided by the sum of net interest income FTE and non-interest income. Ratio represents a non-GAAP financial measure.
(7)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	March 31, 2025	December 31, 2024	March 31, 2024
Total shareholders' equity	$1,329,308	$1,305,075	$1,231,830
Less: goodwill and other intangible assets, net	(354,800)	(356,777)	(362,709)
Add: deferred tax liability related to goodwill	13,638	13,535	12,539
Tangible common equity (non-GAAP)	$988,146	$961,833	$881,660

Total assets	$10,098,870	$9,807,693	$9,967,476
Less: goodwill and other intangible assets, net	(354,800)	(356,777)	(362,709)
Add: deferred tax liability related to goodwill	13,638	13,535	12,539
Tangible assets (non-GAAP)	$9,757,708	$9,464,451	$9,617,306

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	13.16%	13.31%	12.36%
Less: impact of goodwill and other intangible assets, net	(3.03)%	(3.15)%	(3.19)%
Tangible common equity to tangible assets (non-GAAP)	10.13%	10.16%	9.17%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$988,146	$961,833	$881,660
Divided by: ending shares outstanding	38,094,105	38,054,482	37,806,148
Tangible common book value per share (non-GAAP)	$25.94	$25.28	$23.32

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net income	$24,231	$28,184	$31,391
Add: loss on security sales, after tax (non-GAAP)(1)	—	5,048	—
Net income adjusted for the loss on security sales, after tax (non-GAAP)(1)	$24,231	$33,232	$31,391

Net income	$24,231	$28,184	$31,391
Add: impact of other intangible assets amortization expense, after tax	1,516	1,516	1,534
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$25,747	$29,700	$32,925

Net income excluding the impact of other intangible assets amortization expense, after tax	$25,747	$29,700	$32,925
Add: loss on security sales, after tax (non-GAAP)(1)	—	5,048	—
Net income excluding the impact of other intangible assets amortization expense, adjusted for the loss on security sales, after tax (non-GAAP)(1)	$25,747	$34,748	$32,925

Average assets	$9,916,023	$9,957,195	$9,888,261
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(342,425)	(344,417)	(351,383)
Average tangible assets (non-GAAP)	$9,573,598	$9,612,778	$9,536,878

Average shareholders' equity	$1,323,915	$1,304,629	$1,226,283
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(342,425)	(344,417)	(351,383)
Average tangible common equity (non-GAAP)	$981,490	$960,212	$874,900

Return on average assets	0.99%	1.13%	1.28%
Adjusted return on average assets (non-GAAP)	0.99%	1.33%	1.28%
Return on average tangible assets (non-GAAP)	1.09%	1.23%	1.39%
Adjusted return on average tangible assets (non-GAAP)	1.09%	1.44%	1.39%
Return on average equity	7.42%	8.59%	10.30%
Adjusted return on average equity (non-GAAP)	7.42%	10.13%	10.30%
Return on average tangible common equity (non-GAAP)	10.64%	12.31%	15.14%
Adjusted return on average tangible common equity (non-GAAP)	10.64%	14.40%	15.14%

(1) Adjustments:
Loss on security sales (non-GAAP)	$—	$6,582	$—
Tax benefit impact	—	(1,534)	—
Total adjustments, after tax (non-GAAP)	$—	$5,048	$—

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Interest income	$129,963	$136,086	$131,732
Add: impact of taxable equivalent adjustment	1,910	1,874	1,692
Interest income FTE (non-GAAP)	$131,873	$137,960	$133,424

Net interest income	$86,691	$90,131	$84,030
Add: impact of taxable equivalent adjustment	1,910	1,874	1,692
Net interest income FTE (non-GAAP)	$88,601	$92,005	$85,722

Average earning assets	$9,139,904	$9,177,840	$9,127,330
Yield on earning assets	5.77%	5.90%	5.80%
Yield on earning assets FTE (non-GAAP)	5.85%	5.98%	5.88%
Net interest margin	3.85%	3.91%	3.70%
Net interest margin FTE (non-GAAP)	3.93%	3.99%	3.78%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net interest income	$86,691	$90,131	$84,030
Add: impact of taxable equivalent adjustment	1,910	1,874	1,692
Net interest income FTE (non-GAAP)	$88,601	$92,005	$85,722

Non-interest income	$15,376	$11,119	$17,694
Add: loss on security sales (non-GAAP)	—	6,582	—
Non-interest income adjusted for the loss on security sales (non-GAAP)	$15,376	$17,701	$17,694

Non-interest expense	$62,017	$64,546	$62,834
Less: other intangible assets amortization	(1,977)	(1,977)	(2,008)
Non-interest expense excluding other intangible assets amortization (non-GAAP)	$60,040	$62,569	$60,826

Efficiency ratio	60.76%	63.75%	61.77%
Efficiency ratio FTE (non-GAAP)	59.64%	62.59%	60.76%
Efficiency ratio excluding other intangible assets amortization, adjusted for the loss on security sales FTE (non-GAAP)	57.74%	57.03%	58.82%
Pre-provision net revenue (non-GAAP)	$40,050	$36,704	$38,890
Pre-provision net revenue, FTE (non-GAAP)	41,960	38,578	40,582
Pre-provision net revenue FTE, adjusted for the loss on security sales (non-GAAP)	41,960	45,160	40,582

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Adjustments to net income:
Net income	$24,231	$28,184	$31,391
Add: adjustment for the loss on security sales, after tax (non-GAAP)	—	5,048	—
Adjusted net income (non-GAAP)	$24,231	$33,232	$31,391

Adjustments to earnings per share:
Earnings per share diluted	$0.63	$0.73	$0.82
Add: adjustment for the loss on security sales, after tax (non-GAAP)	—	0.13	—
Adjusted earnings per share - diluted (non-GAAP)	$0.63	$0.86	$0.82